EXHIBIT 10(c)17

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GEORGIA POWER COMPANY

The following are the annual base salaries, effective March 1, 2015 of the Chief Executive Officer and Chief Financial Officer of Georgia Power Company and certain other executive officers of Georgia Power Company who served during 2014.

W. Paul Bowers President and Chief Executive Officer	$814,895
W. Ron Hinson Executive Vice President, Chief Financial Officer And Treasurer	$372,254
W. Craig Barrs Executive Vice President	$337,777
Joseph A. Miller Executive Vice President	$567,582
Anthony L. Wilson Executive Vice President	$368,280